UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): August 30, 2013


                               CEL-SCI CORPORATION
                     -------------------------------------
             (Exact name of Registrant as specified in its charter)



     Colorado                        01-11889                84-0916344
--------------------          ------------------------   ----------------------
(State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                         Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
               -------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code: (703)   506-9460


                                       N/A
                         -----------------------------
          (Former name or former address if changed since last report)



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Item 8.01.  Other Events.

      On July 18, 2013, the Company received notice from the NYSE MKT (the "Exchange"). indicating that the Company was not in compliance with Section 1003(a)(iv) of the Exchange's continued listing standards in the Company Guide. The Company was afforded the opportunity to submit a plan to regain compliance, and on August 19, 2013 the Company submitted its plan to the Exchange.

      On August 30, 2013, the Exchange notified the Company that it accepted the Company's plan of compliance and granted the Company an extension until September 30, 2013 to regain compliance with the continued listing standards. The Company will be subject to periodic review during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.

      On September 3, 2013 the Company issued a press release announcing its receipt from the Exchange of its acceptance of the Company's plan of compliance. The full text of this press release is attached as Exhibit 99.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 3, 2013                        CEL-SCI CORPORATION



                                          By:  /s/ Geert R. Kersten
                                               -------------------------------
                                               Geert R. Kersten,
                                               Chief Executive Officer